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                                                           FOR IMMEDIATE RELEASE

         BERKSHIRE HILLS BANCORP, INC. ANNOUNCES 2003 EARNINGS GUIDANCE

PITTSFIELD, MA, JANUARY 24, 2003 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today announced that it expects to meet and hopefully exceed net earnings of $1.40 per diluted share for 2003. The Company also announced that it anticipates holding an investor conference call in late February or early March to discuss 2003 progress, update investors on strategy detail and introduce its new Chief Financial Officer.

The Company estimates that net interest income and non-interest income combined will exceed $50 million for 2003. Additionally, the Company expects that its 2003 provision for loan losses will be materially lower than that recorded for 2002 based primarily on the lower risk profile of the loan portfolio and expected reduced charge-off activity. The non-interest expense for 2003 is anticipated to be somewhat in excess of $34 million. The Company's 2003 estimates assume the continuation of the current interest rate environment, national and regional economic conditions and financial market conditions.

Explaining the decision to provide 2003 earnings guidance, Michael P. Daly, President and Chief Executive Officer, stated, "We have historically not provided earnings guidance but due to the number of extraordinary items that occurred in the fourth quarter and the confusion in the market as to the impact of such items on our core operations for the fourth quarter and 2003, we felt it would be both helpful and appropriate to provide our stockholders with guidance as to what we now expect for 2003."

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to customers.

This  press  release  may   contain   certain  forward-looking  statements  with
regard  to   the  Company's   prospective   performance  and  strategies  within
the meaning of Section 27A of the

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Securities Act of 1933, as amended,  and Section 21E of the Securities  Exchange
Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The earnings estimates contained herein are based on management's best estimates at this time and current information. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government; changes in the quality or composition of the loan and investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.

Specific factors that could case future results to vary from current management expectations are detailed from time to time in the Company's SEC filings.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements, to reflect events or circumstances that occur after the date on which such statements were made.

MEDIA AND INVESTOR CONTACT:
MICHAEL P. DALY
413-236-3194